Schedule A

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the termination date for each Waiver Amount, established pursuant to this Advisory Fee Waiver Agreement:

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP American Balanced Allocation Fund	0.05%	All Fund assets	April 30, 2017
LVIP American Growth Allocation Fund	0.05%	All Fund assets	April 30, 2017
LVIP American Income Allocation Fund	0.05%	All Fund assets	April 30, 2017
LVIP American Century VP Mid Cap Value Managed Volatility Fund*	0.69%	All Fund assets	April 30, 2017
LVIP American Preservation Fund	0.10%	All Fund assets	April 30, 2017
LVIP AQR Enhanced Global Strategies Fund Fund	0.09%	All Fund assets	April 30, 2017
LVIP Baron Growth Opportunities Fund	0.05% 0.10% 0.15%	$250M-$500M $500M-$750M Over $750M	April 30, 2017
LVIP BlackRock Emerging Markets Managed Volatility Fund	0.02%	All Fund assets	April 30, 2017
LVIP BlackRock Equity Dividend Managed Volatility Fund	0.11% 0.15%	Up to $750M Over $750M	April 30, 2017
LVIP BlackRock Global Allocation V.I. Managed Risk Fund*	0.67%	All Fund assets	April 30, 2017
LVIP BlackRock Multi-Asset Income Fund	0.42%	All Fund assets	April 30, 2017
LVIP BlackRock U.S. Opportunities Managed Volatility Fund	0.10%	Assets over $500M	April 30, 2017
LVIP ClearBridge Large Cap Managed Volatility Fund*	0.66%	All Fund assets	April 30, 2017

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP Blended Core Equity Managed Volatility Fund*	0.64%	All Fund assets	April 30, 2017
LVIP Delaware Diversified Floating Rate Fund	0.03% 0.05%	First $2B Over $2B	April 30, 2017
LVIP Delaware Foundation® Aggressive Allocation Fund	0.10%	All Fund assets	April 30, 2017
LVIP Delaware Foundation® Moderate Allocation Fund	0.10%	All Fund assets	April 30, 2017
LVIP Delaware Foundation® Conservative Allocation Fund	0.10%	All Fund assets	April 30, 2017
LVIP Dimensional U.S. Core Equity 2 Fund	0.29%	All Fund assets	April 30, 2017
LVIP Dimensional International Core Equity Fund	0.17%	All Fund assets	April 30, 2017
LVIP Dimensional International Equity Managed Volatility Fund	0.04%	All Fund assets	April 30, 2017
LVIP Dimensional/Vanguard Total Bond Fund	0.05%	All Fund assets	April 30, 2017
LVIP Franklin Templeton Value Managed Volatility Fund*	0.62%	All Fund assets	April 30, 2017
LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.28%	All Fund assets	April 30, 2017
LVIP Global Income Fund	0.07%	All Fund assets	April 30, 2017
LVIP Invesco V.I. Comstock Managed Volatility Fund*	0.51%	All Fund assets	April 30, 2017
LVIP Invesco Diversified Equity-Income Managed Volatility Fund*	0.55%	All Fund assets	April 30, 2017

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP Blended Mid Cap Managed Volatility Fund	0.12% 0.07% 0.02% 0.04% 0.07%	Up to $25M $25-$75M $75-$300M $300-$600M $600-$800M	April 30, 2017
	When assets exceed $800 million:
	0.22% 0.17% 0.12% 0.02% 0.07%	First $25M $25-$75M $75-$150M $150-$250M Over $250M
LVIP JP Morgan High Yield Fund	0.05%	Over $250M	April 30, 2017
LVIP MFS International Growth Fund	0.11% 0.10%	First $400M Over $400M	April 30, 2017
LVIP MFS International Equity Managed Volatility Fund*	0.65%	All Fund assets	April 30, 2017
LVIP SSgA Conservative Index Allocation Fund	0.10%	All Fund assets	April 30, 2017
LVIP SSgA Conservative Structured Allocation Fund	0.10%	All Fund assets	April 30, 2017
LVIP SSgA Global Tactical Allocation Managed Volatility Fund	0.10%	All Fund Assets	April 30, 2017
LVIP SSgA International Managed Volatility Fund*	0.53%	All Fund assets	April 30, 2017
LVIP SSgA Moderate Index Allocation Fund	0.10%	All Fund assets	April 30, 2017
LVIP SSgA Moderate Structured Allocation Fund	0.10%	All Fund assets	April 30, 2017
LVIP SSgA Moderately Aggressive Index Allocation Fund	0.10%	All Fund assets	April 30, 2017

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP SSgA Moderately Aggressive Structured Allocation Fund	0.10%	All Fund assets	April 30, 2017
LVIP SSgA Bond Index Fund	0.08% 0.122% 0.152%	Up to $500M $500-$2B Over $2B	April 30, 2017
LVIP SSgA International Index Fund	0.052% 0.10%	Up to $1B Over $1B	April 30, 2017
LVIP SSgA S&P 500 Index Fund	0.002%	Up to $1B	April 30, 2017
LVIP SSgA Small-Cap Index Fund	0.005%	Up to $500M	April 30, 2017
LVIP SSgA Small-Mid Cap 200 Fund	0.065%	Up to $50M	April 30, 2017
LVIP SSgA Developed International 150 Fund	0.07% 0.01%	Up to $50M $50M - $500M	April 30, 2017
LVIP SSgA Emerging Markets 100 Fund	0.065% 0.025% 0.005%	Up to $50M $50M - $100M $100M - $500M	April 30, 2017
LVIP SSgA Large Cap 100 Fund	0.08% 0.015%	Up to $50M $50M - $500M	April 30, 2017
LVIP SSgA Mid Cap Index Fund	0.002%	Up to $1B	April 30, 2017
LVIP SSgA Large Cap Managed Volatility Fund*	0.47%	All Fund assets	April 30, 2017
LVIP SSGA SMID Cap Managed Volatility Fund*	0.67%	All Fund assets	April 30, 2017
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%	Over $750M	April 30, 2017
LVIP Blended Large Cap Growth Managed Volatility Fund	0.12% 0.07%	Up to $100M Over $100M	April 30, 2017
LVIP U.S. Growth Allocation Managed Risk Fund*	0.45%	All Fund assets	April 30, 2017
LVIP Vanguard Domestic Equity ETF Fund	0.05%	All Fund assets	April 30, 2017
LVIP Vanguard International Equity ETF Fund	0.05%	All Fund assets	April 30, 2017

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP Select Core Equity Managed Volatility Fund*	0.62%	All Fund assets	April 30, 2017
LVIP VIP Mid Cap Managed Volatility Portfolio*	0.61%	All Fund assets	April 30, 2017
LVIP Wellington Mid Cap Value Fund	0.05%	Up to $25M	April 30, 2017

* The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 10th day of March, 2016, and effective as of the 1st day of May, 2016.

LINCOLN INVESTMENT ADVISORS CORPORATION /s/ Kevin J. Adamson Name: Kevin J. Adamson Title: President	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A /s/ William P. Flory, Jr. Name: William P. Flory, Jr. Title: Vice President & Chief Accounting Officer

5